
                                 NSAR ITEM 77O


                      VKAC High Income Corporate Bond Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                  PURCHASED FROM       AMOUNT OF SHARES        % OF            DATE OF
                                                                                       PURCHASED       UNDERWRITING       PURCHASE


      1                  The Republic of Korea Notes               Goldman Sachs        1,150,000        0.115%          04/08/98
      2                  IXC Communications Inc.                   First Boston         1,800,000        0.424%          04/16/98
      3                  Chesapeake Energy Corp. Sr. Note        Donaldson, Lufkin &    1,000,000        0.200%          04/17/98
                                                                     Jenrette
      4                          PSI NET                                DLJ             3,000,000        1.500%          10/28/98
      5                          PSI NET                                DLJ             1,750,000        1.170%          11/09/98
      6                         Atlas Air                          Bankers Trust        6,750,000        4.500%          11/13/98
      7                     Oxford Automotive                      Bear Stearns         6,000,000        15.00%          12/01/98
      8                   Centennial Cellular                     Merrill Lynch         3,000,000        0.810%          12/10/98


Other Firms participating in Underwriting:



UNDERWRITING FOR #1

Goldman, Sachs & Co.
Salomon Brothers Inc.
Bear, Stearns International Limited
Chase Securities Inc.
Citicorp Securities, Inc.
Deutsche Bank AG London
The Hongkong Shanghai Banking Corporation Limited
ING Bank NV London Branch
Lehman Brothers International (Europe)
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UNDERWRITING FOR #1 (CONT.)

Morgan Stanley & Co. Incorporated
Nomura International plc
Societe Generale Securities Corporation
Tokyo-Mitsubishi International plc
UBS Securities LLC


UNDERWRITING FOR #2

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC


UNDERWRITING FOR #3

Donaldson, Lufkin & Jenrette
Lehman Brothers
J.P. Morgan & Co.
Morgan Stanley Dean Witter
Bear, Stearns & Co. Inc.